UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2026

Cantor Fitzgerald Income Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-43220	81-1310268
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
9.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	CFTR-PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2026, in connection with the issuance and sale by Cantor Fitzgerald Income Trust, Inc. (the “Company”) of the Company’s new class of 9.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) in an underwritten public offering (the “Offering”), the Company, in its capacity as the general partner of Cantor Fitzgerald Income Trust Operating Partnership, L.P., entered into First Amendment to Second Amended and Restated Limited Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P. (“Amendment No. 1”). Amendment No. 1 establishes and sets forth the terms of a new series of ownership interest designated as “Series A Preferred Units” and makes certain related amendments in connection with the issuance by the Company of the Series A Preferred Stock.

A copy of Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), and the information in Amendment No. 1 is incorporated into this Item 1.01 by this reference. The above description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1 incorporated by reference into this Report.

Item 3.03. Material Modification to Rights of Security Holders.

On April 6, 2026, in connection with the Offering, the Company filed Articles Supplementary classifying 920,000 shares of the Company’s authorized but unissued preferred stock as “9.50% Series A Cumulative Redeemable Preferred Stock” (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation (“MSDAT”). The Articles Supplementary became effective upon filing with MSDAT.

The Series A Preferred Stock will rank senior to all classes or series of the Company’s common stock, par value $0.01 per share, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, in the event that cumulative dividends on the Series A Preferred Stock for all past dividend periods have not been declared and paid (or declared and a sum sufficient for the payment thereof has not been set aside), the Company will be subject to certain restrictions on its ability to declare dividends on, or redeem, purchase or otherwise acquire, shares of capital stock ranking junior to or on a parity with the Series A Preferred Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2026, in connection with the Offering, the Company filed the Articles Supplementary with MSDAT. The Articles Supplementary became effective upon filing with MSDAT. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Report, and the information in the Articles Supplementary is incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles Supplementary designating the Series A Preferred Stock

10.1	First Amendment to Second Amended and Restated Limited Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P., dated April 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: April 10, 2026	By:	/s/ Christopher A. Milner
Christopher A. Milner
President